UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01. REGULATION FD DISCLOSURE.

On Wednesday, April 22, 2020, at approximately 8:00 a.m. ET, Marc Eisenberg, Chief Executive Officer of ORBCOMM Inc.

(the “Company”), is scheduled to present at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) which is being held only in a virtual online format in light of the COVID-19 health emergency.  Stockholders of record as of March 2, 2020, can attend the Annual Meeting at www.meetingcenter.io/269283961 and enter the control number found on their proxy card for registered shareholders, as well as the password for the meeting, which is ORBC 2020.  Shareholders holding their shares through an intermediary, such as a bank or broker, were required to register in advance to attend the Annual Meeting to obtain the required control number. You may also join as a “Guest” to listen to the audio webcast of the Annual Meeting at www.meetingcenter.io/269283961 and enter the password for the meeting, which is ORBC 2020.

In addition to the formalities for the three agenda items, Mr. Eisenberg will make the following prepared remarks at the Annual Meeting:

“It’s been an eventful year since our last Shareholder’s Meeting.  We encountered multiple unexpected macro hurdles, most notably a large transportation slowdown and the COVID-19 pandemic. Needless to say, since the beginning of 2019, these hurdles led to small declines in revenue and a reduction in our share price.

If you look past the macro hurdles, the Company had some significant accomplishments,  many of which centered around the integration of our 13 acquisitions.  The result of this integration is as follows:

1.	We’ve gone from closing multiple sets of books across many platforms to a single ERP system, resulting in significant efficiencies and reversing a trend of rising SG&A to a reduction.
2.	We’ve re-engineered nearly all of our hardware, reducing costs and resulting in a 75 percent reduction of product SKUs, while improving hardware margins 1600 basis points off our lows.
3.	We’ve retrained our sales staff to sell multiple product lines, resulting in our double and triple play offerings, to improve close counts.
4.	We are in the process of merging 24 web platforms down to just two, adding multiple efficiencies, while providing a significantly improved customer experience.

Due to these efforts and despite these severe macro headwinds, we significantly improved Adjusted EBITDA over the prior year.

More importantly, with most of these efforts behind us, we are well positioned to increase market share at a lower cost profile at improved margins.

2019 was also highlighted by a number of new opportunities, including a 150,000-unit container opportunity with Carrier and a 10,000-unit project with Kroger, most of which is expected to ship in 2020.

Looking at the current environment, ORBCOMM continues to focus on execution with our 30 projects in 30 days program, an initiative to either add new products, technical features or process improvements and allow us to hit the ground running as markets begin to stabilize.

From an operations perspective, nearly all of our 800 global employees are working remotely without interruption.  ORBCOMM is considered an essential business, and we are still manufacturing from our subcontractor and continuing to ship products.  The 60 percent of our business composed of service revenue is very stable, and many of our base customers continue to buy hardware.  The business is not unaffected, but we are in a good position to ride out the storm and hit the ground running when markets recover.”

The information in this Item 7.01 is being “furnished” pursuant to General Instruction B.2. of Form 8-K and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any filings the Company has made or may make under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

Certain statements discussed in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, including with respect to the impact of the ongoing COVID-19 pandemic, any of which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary Officer

Date: April 22, 2020

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